Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Software Reports Q2 2005 Financial Results,
Achieves Record New Annual Recurring Revenues

Produces $4.5 million in New Annual Recurring Revenues, Increases Recurring
Revenues by 32%

Weston, FL, July 21, 2005– The Ultimate Software Group, Inc. (Nasdaq: ULTI), a leading provider of Web-based payroll and workforce management solutions, today announced financial results for its second quarter of 2005. For the quarter ended June 30, 2005, the Company reported a 22% increase in total revenues, as compared with the second quarter of 2004, to $21.3 million. Recurring revenues increased 32% to $12.1 million and license revenues increased 31% to $2.8 million compared with the second quarter of the previous year. Net income for the 2005 second quarter was $0.7 million, or $0.03 per diluted share, compared with a net loss of $1.7 million, or $0.08 per diluted share, for the same quarter of 2004.

New annual recurring revenues (ARR), as defined in Financial Highlights below, were $4.5 million for the second quarter of 2005, a 32% increase over the second quarter of 2004 and a 51% increase over the previous quarter’s ARR.

“We’re very pleased with our second quarter results. After four sequential quarters of generating $3 million or more in new ARR, we have reached a new milestone by producing $4.5 million in new ARR within a single quarter,” said Scott Scherr, CEO, president, and founder of Ultimate Software. “These results and our pipeline indicate that market desire for our solutions is strong and has continued to grow.”

Ultimate Software’s financial results teleconference will be held today, July 21, 2005, at 5:00 p.m. Eastern Time, via World Investor Link at http://www.vcall.com/CEPage.asp?ID=92492. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.

Financial Highlights

•	New annual recurring revenues attributable to sales during the second quarter of 2005 were $4.5 million compared with $3.4 million from the second quarter of 2004. New annual recurring revenues represent the expected one-year value from (i) new Intersourcing sales (including prorated one-time charges); (ii) maintenance revenues related to new license sales; (iii) recurring revenues from new business service providers; and (iv) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	Recurring revenues – consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business service providers – grew by 32% for the second quarter of 2005 compared with the same quarter of 2004. Intersourcing revenues were the principal factor in the year-over-year growth in recurring revenues.

•	Gross margins increased to 61% for the second quarter of 2005 from 56% in the second quarter of 2004.

•	The combination of cash, cash equivalents, and marketable securities as of June 30, 2005 was $27.1 million as compared with $25.3 million as of December 31, 2004.

•	Ultimate Software was honored as one of the top 25 medium-sized companies to work for in America by the Great Place to Work® Institute (GPTW) and Society for Human Resource Management (SHRM).

Financial Outlook

Ultimate Software reaffirms the financial guidance provided in its February 10, 2005 and April 21, 2005 releases to:

•	increase new annual recurring revenues (ARR) generated in 2005 by more than 20% over those produced in 2004,

•	grow recurring revenues by 25% to 30% in 2005 compared with those in 2004,

•	produce license revenues in 2005 consistent with those in 2004,

•	increase total revenues by 15% to 20% in 2005 compared with 2004,

•	control operating expense growth in 2005 to less than 8% versus 2004,

•	have gross margins of 58% to 60% in 2005, and

•	be profitable and experience positive cash flows for the 2005 year.

Forward-Looking Statement

Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements, including Ultimate Software’s financial outlook for 2005 (discussed above), involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, the Company’s relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software

Ultimate Software, a leading provider of Web-based payroll and workforce management solutions, markets award-winning UltiPro as licensed software, as a hosted application through Intersourcing, and as a co-branded offering to Business Service Providers (BSPs) under the “Powered by UltiPro” brand. Employing approximately 500 professionals who are focused on developing the highest quality products and services, Ultimate Software was named the 2005 Payroll Provider of the Year by the Human Resources Outsourcing Association and listed among the 2005 Top 25 Best Medium-Sized Companies to Work For in America by the Great Place to Work Institute and the Society for Human Resource Management. Ultimate Software customers represent diverse industries and include such organizations as The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Nintendo of America, Ruth’s Chris Steak House, SkyWest Airlines, and Trammell Crow Residential. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com

UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman Chief Financial Officer and Investor Relations Phone: 954-331-7369 E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Revenues, net:
Recurring	$12,141	$9,207	$23,729	$17,906
Services	6,389	6,129	12,565	11,938
License	2,778	2,114	5,162	3,511

Total revenues, net	21,308	17,450	41,456	33,355

Cost of revenues:
Recurring	3,367	2,957	6,436	5,839
Services	4,786	4,457	9,820	9,114
License	176	270	299	543

Total cost of revenues	8,329	7,684	16,555	15,496

Operating expenses:
Sales and marketing	5,267	5,261	10,457	10,092
Research and development	5,184	4,543	9,986	9,098
General and administrative	1,948	1,669	3,756	3,127

Total operating expenses	12,399	11,473	24,199	22,317

Operating income (loss)	580	(1,707)	702	(4,458)
Interest expense	(61)	(70)	(116)	(99)
Interest and other income	170	34	303	49

Net income (loss)	$689	$(1,743)	$889	$(4,508)

Net income (loss) per share:
Basic	$0.03	$(0.08)	$0.04	$(0.21)

Diluted	$0.03	$(0.08)	$0.03	$(0.21)

Weighted average shares outstanding:
Basic	22,952	21,479	22,751	21,080

Diluted	26,023	21,479	25,730	21,080

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	June 30,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$19,182	$14,766
Accounts receivable, net	13,481	12,600
Short-term investments in marketable securities	6,006	8,103
Prepaid expenses and other current assets	4,982	3,114

Total current assets	43,651	38,583

Property and equipment, net	10,175	9,512
Long-term investments in marketable securities	1,900	2,441
Other assets, net	2,195	2,010

Total assets	$57,921	$52,546

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,644	$2,202
Accrued expenses	5,034	6,015
Current portion of deferred revenue	25,708	25,591
Current portion of capital lease obligations	1,342	928
Current portion of long-term debt	336	170

Total current liabilities	35,064	34,906

Deferred revenue, net of current portion	3,072	2,885
Capital lease obligations, net of current portion	1,156	952
Long-term debt, net of current portion	529	279

Total liabilities	39,821	39,022

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	234	227
Additional paid-in capital	107,339	103,643
Accumulated other comprehensive loss	(31)	(15)
Accumulated deficit	(88,388)	(89,277)

	19,154	14,578
Treasury Stock, at cost	(1,054)	(1,054)

Total stockholders’ equity	18,100	13,524

Total liabilities and stockholders’ equity	$57,921	$52,546